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                          CERTIFICATE OF INCORPORATION

                                       OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.
                            (a Delaware corporation)



                  Under Section 102 of the General Corporation Law

                  FIRST:     The name of the corporation is EDUCATIONAL VIDEO
CONFERENCING, INC. (the "Corporation").

                  SECOND:    The registered office of Corporation is located at
9 East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at the address is InterCounty Clearance Corporation.

                  THIRD:     The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:    The total number of shares of all classes of stock
which the Corporation shall have authority to issue is 11,000,000 shares, consisting of:

                             a) 10,000,000 shares of common stock, par value $0.0001; and

                             b) 1,000,000 shares of preferred stock, par value $0.0001.

                  The board of directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers (including voting powers), preferences, and rights, and the qualifications, limitations, or restrictions permitted by Section 151 of the Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by this Certificate of Incorporation. Such grant of authority includes the power to specify the number of shares in any series.

                  FIFTH:     The name and address of the sole incorporator is
Ian L. Kelley, Fischbein o Badillo o Wagner o Harding, 909 Third Avenue,
New York, NY 10022.


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                  SIXTH:     The powers of the sole incorporator are to
terminate upon the filing of this Certificate of Incorporation. The board of directors consists of the four directors named below, each director to serve until the first annual meeting of stockholders, or until their respective successors are elected and qualified. The names and mailing addresses of the persons who are to serve as directors of the Corporation are:

                  Dr. Arol Buntzman        35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701

                  Dr. John J. McGrath      35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701


                  Richard Goldenberg       35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701

                  Richard Snelling         35 East Grassy Sprain Road
                                           Suite 504
                                           Yonkers, New York 10701

                  SEVENTH:   The Corporation is to have perpetual existence.


                  EIGHTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal all or any of the provisions of the By-Laws of the Corporation.

                  NINTH:     A director of the Corporation shall not be liable
to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                  TENTH:     (a) The Corporation shall, to the extent and in
the manner permitted by the General Corporation Law of Delaware, as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened,

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pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of such indemnification, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                  The Corporation shall be required to indemnify a director or officer in connection with any action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Corporation.

                  The Corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Article Tenth in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced in the event that it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article Tenth or otherwise.

                  The rights conferred on any person by section (a) of this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or any agreement, vote of the stockholders or disinterested directors or other action provided that the same conforms to the provisions of this Certificate of Incorporation, as the same may be amended from time to time, and the laws of the State of Delaware.

                  Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  (b) The Corporation shall have the power, to the maximum extent and in the manner permitted by the General

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Corporation Law of Delaware, as the same now exists or may hereafter be amended, to indemnify any person, in addition to directors and officers, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this section (b) of Article Tenth, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                  (c) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                  ELEVENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

                  TWELFTH:   The Corporation expressly elects not to be
governed by Section 203 of the Delaware General Corporation Law.

                  I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand and seal this 23rd day of October, 1997.


                                                 /s/ Ian L. Kelley
                                                 ------------------------------
                                                 Ian L. Kelley, Incorporator

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